                                                                    EXHIBIT 21.1

                                   ITXC CORP.

                              List of Subsidiaries
                              --------------------



NAME                                                  JURISDICTION
----                                                  ------------

ITXC Data Transport Services, LLC                     Delaware

ITXC Asia PTE LTD                                     Singapore

ITXC Ltd.                                             United Kingdom

Eye Merger Corp.                                      Oregon